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Exhibit 12.1

SUMMIT PROPERTIES INC.
CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
SIX MONTHS ENDED JUNE 30, 2003
(DOLLARS IN THOUSANDS)






Income before minority interest of
  unitholders in Operating Partnership                                $ 15,362
Interest:
  Expense incurred                                                      20,856
  Amortization of deferred financing costs                                 718
  Rental fixed charges                                                     137
                                                                      --------
  Total                                                               $ 37,073
                                                                      ========

Fixed charges:
  Interest expense                                                    $ 20,856
  Interest capitalized                                                   5,433
  Dividends to preferred unitholders in operating parthership            6,210
  Rental fixed charges                                                     137
  Amortization of deferred financing costs                                 718
                                                                      --------
    Total                                                             $ 33,354
                                                                      ========

Ratio of earnings to fixed charges                                        1.11
                                                                      ========